UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Covisint Corporation

(Exact name of registrant as specified in its charter)

Michigan

(State of incorporation or organization)

26-2318591

(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan 48226-5099

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of exchange on which class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-188603.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Covisint Corporation (the “Registrant”) hereby incorporates by reference the description of its Common Stock, no par value, to be registered hereunder contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-188603), as amended (the “Registration Statement”), initially filed publicly with the Securities and Exchange Commission (the “Commission”) on May 14, 2013. Any form of the prospectus supplement to the Registration Statement that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are currently registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 24, 2013	COVISINT CORPORATION

	By:	/s/ David A. McGuffie
Name: David A. McGuffie
Title: President and Chief Executive Officer

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